EXHIBIT 5.1

                    Phillips Nizer Benjamin Krim & Ballon LLP
                                666 Fifth Avenue
                          New York, New York 10103-0084

                               September 25, 2000

SonicSave.com Corp.
1330 Beacon Street
Brookline, MA 02446

            Re:   Registration Statement of Form SB-2

Dear Ladies and Gentlemen:

            We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, filed by SonicSave.com Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to 15,000,000 shares (the "Shares") of common stock. Of these Shares, the Company proposes to offer 10,000,000 Shares in a self-underwritten public offering and proposes to distribute 5,000,000 Shares at no cost as part of a promotional give-away contest.

            Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

            We have made such examination of law and have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of the Company and representatives of the Company, and other documents that we have deemed necessary to render the options hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

            Based on the foregoing, we are of the opinion that:

            1. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            2. The Shares when and to the extent issued in accordance with the Registration Statement will be validly issued, fully paid and non-assessable.

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SonicSave.com Corp.
Page -2-
September 25, 2000

            We are attorneys admitted to practice in the State of New York. Our opinion relates only to the laws of the State of New York, applicable federal law of the United States of America and the corporate and laws of Delaware. We express no opinion on the law of any other jurisdiction.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters."

                                Very truly yours,


                                /s/ Brian Brodrick

                                PHILLIPS NIZER BENJAMIN
                                   KRIM & BALLON LLP